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                                                                  Exhibit 10.2.1

                                  AMENDMENT OF
                              EMPLOYMENT AGREEMENT

         THIS AMENDMENT is made and entered into as of this 10 day of July, 2001 by and among FC Banc Corp., an Ohio bank holding company, its wholly owned subsidiary The Farmers Citizens Bank, an Ohio-chartered, FDIC- insured bank (the "Bank"), and G. Wildridge Holden, hereinafter referred to as the "Executive."

         WHEREAS, FC Banc Corp., the Bank and the Executive entered into an employment agreement effective as of March 31, 1998,

         WHEREAS, under the employment agreement, as amended, the Executive serves as President and Chief Executive Officer of the Bank and FC Banc Corp.,

         WHEREAS, as amended, the employment agreement provides in Section 6 that "Termination [of the Executive's employment other than for cause] will eliminate Executive's rights under [FC Banc Corp.'s and the Bank's] split dollar life insurance program. (Executive shall have the right to purchase any life insurance on his life then in effect for its then current cash value from the bank),"

         WHEREAS, the Bank and the Executive also entered into a Split Dollar Agreement dated as of July 10, 2001 and an Amended and Restated Salary Continuation Agreement dated as of July 10, 2001, which provide for specified benefits for the Executive and his beneficiary(ies), including retirement benefits and life insurance benefits,

         WHEREAS, the Bank and the Executive have also entered into a Split Dollar Agreement dated February 20, 1997 providing for specified life insurance benefits for the Executive and his beneficiary(ies), which agreement provides in
Section VII that "this agreement shall not terminate if the [Executive] is terminated without cause as a result of a change of control,"

         WHEREAS, a conflict exists between Section 6 of the employment agreement, on one hand, and the terms of the Split Dollar Agreements and the Amended and Restated Salary Continuation Agreement, on the other, concerning the effect of termination of the Executive after or in connection with a change in control, excluding termination for cause, and

         WHEREAS, FC Banc Corp., the Bank and the Executive desire to resolve that conflict and to amend the employment agreement so that the employment agreement expresses the intention of the parties concerning the effect of termination on the Executive's life insurance benefits.

         NOW THEREFORE, in consideration of these premises and other good an valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINED TERMS. Terms not otherwise defined herein are used herein as defined in the employment agreement by and among FC Banc Corp., the Bank and the Executive, as amended through the date hereof.

2. AMENDMENT OF SECTION 6 OF THE EMPLOYMENT AGREEMENT. Section 6 of the employment agreement shall be, and hereby is, amended to read in its entirety as follows, with additional terms appearing underlined and deleted text noted by strike-through:

                      "The Holding Company/Bank may terminate Executive's employment at any time, but, in the event such termination by the Holding Company/Bank is other than termination for cause, then Executive shall receive severance pay in the amount equal to the compensation remaining to be paid under the then current term of the contract (i.e. up to three years and not less than two years depending upon when the termination occurs in the contract year); payable in a lump sum within

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         thirty days. (All employee benefits shall continue for a period of ninety days). (In the event Executive becomes disabled all employee benefits shall continue for a period of six (6) months.)

                  Such amount shall be in full and complete satisfaction of any and all claims which Executive may have against the Holding Company and Bank (excluding rights under COBRA) except Executive's rights under the company's 401K or other retirement plan, or any vested stock options employee may hold, if any. Termination for cause will eliminate Executive's rights under the Holding Company's/Bank's split dollar life insurance program. The effect of termination other than for cause on the Executive's rights under the Holding Company's/Bank's split dollar life insurance program shall be determined under the terms of the split dollar agreements or salary continuation agreement, as the case may be and as the same may be amended or modified from time to time. (Executive shall have the right to purchase any life insurance on his life then in effect for its then current cash value from the bank). Upon such termination, Executive shall immediately resign as a Director of both the Holding Company and the Bank."

         IN WITNESS WHEREOF, the undersigned have executed this Amendment of Employment Agreement as of the day and year first written above.

  FC BANC CORP.                                 THE FARMERS CITIZENS BANK


  By: /s/ Robert D. Hord                        By:   /s/ Robert D. Hord
      ------------------------                       -----------------------
          Robert D. Hord                                  Robert D. Hord
  Its:   Chairman of the Board                  Its:   Chairman of the Board

                                                G.W. HOLDEN
                                                -----------------------
                                                /s/ G. W. Holden


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